As filed with the Securities and Exchange Commission on March 11, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aimmune Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	45-2748244 (I.R.S. Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Equity Incentive Award Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Stephen G. Dilly, M.B.B.S., Ph.D.

President and Chief Executive Officer

Aimmune Therapeutics, Inc.

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick A. Pohlen, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¨	Accelerated filer	¨
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	¨

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,689,556(3)	$16.03	$27,083,583	$2,727
Common Stock, $0.0001 par value per share	422,389(4)	$16.03	$6,770,896	$682
Total:	2,111,945		$33,854,479	$3,409

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Equity Incentive Award Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on March 10, 2016, which is $16.03.
(3)	Represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from an annual increase as of January 1, 2016.
(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2016.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,111,945 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-206307) is effective: (i) the 2015 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,689,556 shares of common stock, and (ii) the 2015 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 422,389 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 11, 2015 (File No. 333-206307) are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on this 11th day of March, 2016.

Aimmune Therapeutics, Inc.
By:	/s/ Stephen G. Dilly
Stephen G. Dilly, M.B.B.S., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen G. Dilly, M.B.B.S., Ph.D. and Warren L. DeSouza, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen G. Dilly Stephen G. Dilly, M.B.B.S., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2016

/s/ Warren L. DeSouza Warren DeSouza	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2016

/s/ Patrick G. Enright Patrick G. Enright	Director	March 11, 2016

/s/ Kathryn E. Falberg Kathryn E. Falberg	Director	March 11, 2016

/s/ Mark T. Iwicki Mark T. Iwicki	Director	March 11, 2016

Mark D. McDade	Director	March 11, 2016

Stacey D. Seltzer	Director	March 11, 2016

Exhibit Index

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	8/11/2015	3.1
4.2	Amended and Restated Bylaws.	8-K	8/11/2015	3.2
4.3	Form of Common Stock Certificate.	S-1/A	7/27/2015	4.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of independent registered public accounting firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2013 Stock Plan.	S-1	7/6/2015	10.5(a)
99.1(b)#	Amendment to the 2013 Stock Plan, dated January 20, 2015.	S-1	7/6/2015	10.5(b)
99.1(c)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2013 Stock Plan.	S-1	7/6/2015	10.5(c)
99.1(d)#	Form of Restricted Stock Purchase Grant Notice and Restricted Stock Purchase Agreement under the 2013 Stock Plan.	S-1	7/6/2015	10.5(d)
99.2(a)#	2015 Equity Incentive Award Plan.	S-8	8/11/2015	99.2(a)
99.2(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	7/27/2015	10.6(b)
99.2(c)#	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	7/27/2015	10.6(c)
99.3#	Aimmune Therapeutics, Inc. 2015 Employee Stock Purchase Plan.	S-8	8/11/2015	99.3

#Indicates management contract or compensatory plan.